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                                                                     EXHIBIT 1.1

                                 TERMS AGREEMENT

                                                       June 22, 1999

Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400


Dear Sirs:

         The undersigned underwriters (the "Underwriters") understand that Apache Corporation (the "Company") proposes to issue and sell $150,000,000 aggregate principal amount of its debt securities (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the principal amount of Offered Securities set forth below opposite their respective names at 99.077% of the principal amount thereof together with accrued interest thereon from June 25, 1999 to the Closing Time:

                                                 Principal
                                                 Amount of
         Underwriter                            Debt Securities
         -----------                            ---------------
Bear, Stears & Co. Inc.                         $   100,000,000
Warburg Dillon Read LLC                         $    50,000,000
                                                ---------------

                                       Total    $   150,000,000
                                                ===============

         The Offered Securities shall have the following terms:

Principal amount:                               $150,000,000
Form:                                           registered book-entry form
Denomination:                                   $1,000 and integral multiples
                                                thereof

Date of maturity:                               July 1, 2019
Interest rate, rates or formula
         (or method of calculation
         of interest accrual):                  7.625% per annum
Date from which interest accrues:               June 25, 1999

Interest payment dates, if any:                 January 1 and July 1
                                                (commencing January 1, 2000)

Initial price to public:                        $149,053,500 (99.369%)

Closing Time:                                   June 25, 1999
Place of delivery:                              New York, New York



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Company account for wire
   transfer of payment:                       Apache Corporation Master Account,

                                              First National Bank of Chicago
                                              No. 5577446; ABA No. 071000013

Redemption provisions, if any:                none
Lock-up pursuant to Section 3(i)
   of the Basic Terms, as defined
   below:                                     yes
Securities Exchanges, if any, on
   which application will be made
   to list the Offered Securities:            none
Delayed Delivery Contracts:                   not authorized
         Delivery date:
         Expiration date:
         Compensation to Underwriters:
         Minimum contract:
         Maximum aggregate principal amount:

Other terms, if any:

         Letters of Arthur Andersen LLP, in form and substance satisfactory to the Underwriters, will be delivered at Closing Time in satisfaction of Section 4(d) of the Basic Terms.

         The Underwriters agree to pay the reasonable fees and disbursements of counsel for the Underwriters pursuant to Section 5(e) of the Basic Terms.

         All the provisions contained in "Apache Corporation-Debt Securities--Underwriting Agreement Basic Terms" (the "Basic Terms"), filed as an exhibit to the Registration Statement relating to the Offered Securities and attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be sufficient if given in accordance with Section 11 of the Basic Terms addressed to:

         Bear, Stearns & Co. Inc.
         245  Park Avenue
         4th Floor
         New York, New York  10167
         Attention: Senior Managing Direct -- High Grade Capital Markets
         Telecopy No.:     (212) 272-6227


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which, for all purposes of this Agreement, shall be the "Representative".




                                            Very truly yours,

                                            BEAR, STEARNS & CO. INC.
                                            WARBURG DILLON READ LLC

                                    By:     BEAR, STEARNS & CO. INC.
                                            Acting for themselves and as
                                            Representative of the Underwriters

                                            By: /s/ TIMOTHY A. O'NEILL
                                                --------------------------------
                                                 Name:  Timothy A. O'Neill
                                                 Title: Senior Managing Director



Accepted:

APACHE CORPORATION


By: /s/ Matthew W. Dundrea
    ------------------------------------
         Name:    Matthew W. Dundrea
         Title:   Vice President and Treasurer


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ANNEX A



                     [Apache Corporation--Debt Securities--
                       Underwriting Agreement Basic Terms]



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